Exhibit 10.4

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is made and entered into on May 1, 2006 by and among S.C. Johnson & Son, Inc., a Wisconsin corporation (“SCJ”), and Johnson Polymer, LLC, a Wisconsin limited liability company (“Polymer”).

RECITALS

A. Pursuant to an Asset and Equity Interest Purchase Agreement dated as of May 1, 2006 (the “Purchase Agreement”) by and among Polymer, JohnsonDiversey Holdings II B.V., a company organized under the laws of the Netherlands (together with Polymer, “Sellers”), and BASF Aktiengesellschaft, a company organized under the laws of Germany (“Buyer”), Buyer or its designated affiliate will purchase, among other things, (1) certain assets of Polymer which are used in the business of developing, manufacturing, and selling specialty polymers for use in the industrial print and packaging industry, industrial paint and coatings industry, and industrial plastics industry and (2) the equity interests in certain subsidiaries of the Sellers.

B. Pursuant to an Agreement dated effective as of May 3, 2002 by and between SCJ and Johnson Polymer, Inc. (n/k/a Johnson Polymer, LLC) (the “License Agreement”), SCJ granted to Polymer a license to use certain SCJ brands and marks in connection with the sale of Polymer products.

C. In connection with the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), (1) SCJ intends to grant to Buyer a limited phase out license concerning the use of the name “Johnson Polymer” and certain other marks (the “Phase-Out License”), all as will be more specifically provided in the Phase-Out License, and (2) SCJ and Polymer desire to terminate the License Agreement, in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for such good and valuable consideration, the receipt of which is acknowledged, the parties hereby agree as follows:

AGREEMENTS

1. Acknowledgement of Certain Actions in Connection with the Sale of the Business.

(a) SCJ and Polymer hereby agree that the execution of the Purchase Agreement, and the transfer of the assets, equity interests and liabilities as set forth in the Purchase Agreement, shall not constitute “CONDUCT DEEMED DETRIMENTAL” as defined in the License Agreement and referenced in Section 15(g) thereof.

(b) SCJ and Polymer acknowledge that, subject to the execution and delivery of the Phase-Out License by Buyer (in the form attached to the purchase agreement, with such changes, if any, as may be agreed by the parties to the Phase-Out License) on or prior to the Closing, (i) the failure of Polymer to change its name or the name of any of the Sellers’ subsidiaries prior to the Closing to eliminate the use of the name “Johnson” and the failure of Polymer to adopt new house marks and trade names and cause its subsidiaries to do the same will not be a breach of, violation of or default under Section 15(n) of the License Agreement or give rise to a right to convert a license or to terminate the License Agreement under such Section and (ii) subject to Polymer’s compliance with Section 2 of this Agreement, the failure of Polymer to change its name or the name of any of the Sellers’ subsidiaries prior to the Closing to eliminate the use of the name “Johnson” and the failure of Polymer to adopt new house marks and trade names and cause its subsidiaries to do the same will not constitute a breach of any of the following Sections of the License Agreement: Sections 15(p)(i), (vi), (vii) and (viii) and Section 15(s). SCJ further agrees that, subject to the execution and delivery of the Phase-Out License by Buyer (in the form attached to the purchase agreement, with such changes, if any, as may be agreed by the parties to the Phase-Out License) on or prior to the Closing and to Polymer’s compliance with Section 2 of this Agreement, (i) SCJ will not exercise its rights under Section 15(p)(v) of the License Agreement and (ii) for purposes of Section 15(u) of the License Agreement, the execution of the Purchase Agreement, and the transfer of the assets, equity interests and liabilities as set forth in the Purchase Agreement, shall not constitute an event described in Section 15(g) or Section 15(n) of the License Agreement.

2. Termination of License Agreement. Effective as of the Closing, but subject to the execution and delivery of the Phase-Out License by Buyer (in the form attached to the purchase agreement, with such changes, if any, as may be agreed by the parties to the Phase-Out License) on or prior to the Closing, SCJ and Polymer hereby terminate the License Agreement and, except as provided herein and therein, the rights and obligations of the parties under the License Agreement shall terminate, provided that Polymer hereby agrees, in each case not later than 90 days after the Closing, to (a) change its name from “Johnson Polymer, LLC” to a name that does not contain the word “Johnson” and (b) cease using any materials with the name “Johnson” and cease selling any products that bear a “HOUSE MARK” (as defined in the License Agreement and referenced in Section 27 thereof). For the avoidance of doubt, Polymer shall, during the 90-day period after the Closing (but not after such 90-day period), (a) have the right to maintain in its company name the word “Johnson” and (b) have the right to use materials with the name “Johnson” so long as such activities are in accordance with the terms of the License Agreement (as if such document was in effect during such 90-day period). Polymer represents and covenants that it has no “SCJ LICENSED PRODUCTS” (as defined in the License Agreement and referenced in Section 27 thereof) and will not, at the time of the Closing, have any SCJ LICENSED PRODUCTS. In reliance on the prior representation and the other agreements contained herein and in the License Agreement, SCJ agrees that upon the Closing, (i) Section 27 of the License Agreement shall be of no force and effect and (ii) Polymer and Sellers’ subsidiaries will have no obligations under Section 27(a) of the License Agreement with respect to any raw materials or any finished goods.

3. Survival. Polymer acknowledges that, except as expressly provided herein with respect to Section 15(n), Sections 15(p)(i), (v), (vi), (vii) and (viii), Section 15(s), Section 15 (u)

and Section 27(a) of the License Agreement, any provisions of the License Agreement which by their terms survive termination of the License Agreement shall survive execution of this Agreement in accordance with the terms of the License Agreement.

4. Integration. This Agreement, the License Agreement and the schedules thereto contain the entire agreement between the parties with respect to the subject matter hereof. If a provision of this Agreement and a provision of the License Agreement are in conflict, the applicable provision of this Agreement and then the applicable provision of the License Agreement shall control, in that order.

5. Effective Date. This Agreement shall be effective upon the Closing. If Closing does not occur on or before December 31, 2006, then either JP or SCJ may by written notice given to the other party, terminate this Agreement and upon the giving of such notice, this Agreement shall not be effective and the License Agreement shall remain in full force and effect (provided that the Closing has not occurred prior to the giving of the notice terminating this Consent).

6. Miscellaneous. The Preamble and the recitals set forth above shall be deemed incorporated herein by reference. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin, irrespective of any conflicts of law provisions. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors, assignees, and beneficiaries in interest and may not be modified, amended or supplemented except by written agreement of the parties hereto. This Agreement may be executed in counterparts and be delivered by facsimile transmission of signature pages. If executed in counterparts, each counterpart shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

S.C. JOHNSON & SON, INC.

By:	/s/ H. Fisk Johnson
Print Name: H. Fisk Johnson, Ph.D.
Title: Chairman and CEO

JOHNSON POLYMER, LLC

By:	/s/ JoAnne Brandes
Print Name: JoAnne Brandes
Title: Vice President

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